Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Redwood Mortgage Investors IX, LLC

San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-231333) of Redwood Mortgage Investors IX, LLC of our report dated April 17, 2024, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C

.

San Francisco, CA

April 17, 2024